Exhibit
 Number                                                      Exhibit
 ------                                                       -------
      (j)   Consent of Independent Public Accountants.
                                                             Exhibit       (j)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


[LETTERHEAD OF BRADY MARTZ]

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-effective Amendment No. 43 to the registration statement on Form N-1A (the "Registration Statement") of our report dated September 10, 1999, relating to the financial statements and selected per share data and ratios of Ranson Managed Portfolios (the "Trust") consisting of The Kansas Municipal Fund, The Kansas Insured Intermediate Fund, The Nebraska Municipal Fund and The Oklahoma Municipal Fund (the "Funds"), which appears in such Statement of Additional Information and to the incorporation by reference of our report into the Prospectus which constitutes part of the Registration Statement. We also consent to the reference to us under the heading "Accountant and Report to Shareholders" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in the Prospectus and on the back cover of the Prospectus.


/s/Brady, Martz
-----------------------------
BRADY, MARTZ & ASSOCIATES, P.C.
Minot, North Dakota

November 2, 1999